Exhibit 10.1
[FIRST/SECOND] AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
APRIL 5, 2015

WHEREAS, TESCO CORPORATION, a corporation organized under the laws of the province of Alberta, Canada (the “Company”) and [NAME] (“Executive”) entered into the Employment Agreement effective on [EFFECTIVE DATE OF AGREEMENT] (the “Agreement”); and
WHEREAS, the Agreement sets forth that Executive’s Base Annual Salary in effect at this time is [CURRENT BASE SALARY]; and
WHEREAS, Executive and the Company (the “Parties”) have now agreed that, as a result of certain changes in market conditions, effective April 5, 2015 Executive’s Base Annual Salary shall be [CURRENT BASE SALARY REDUCED BY 5%], reflecting a 5% reduction from Executive’s Base Annual Salary as set forth by the Agreement (the “Reduction”); and
WHEREAS, the Company and Executive agree that this Reduction is immaterial under Section 5(a) of the Agreement, and that this Reduction shall not constitute a Good Reason under the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which the Parties acknowledge is good and valuable consideration, the Parties agree to the amendment of the Agreement as follows (this “Amendment”):
The first sentence of Section 5(a) shall be replaced with the following:
“Executive shall receive a Base Annual Salary annually of [CURRENT BASE SALARY REDUCED BY 5%] payable in bi-weekly pay periods, subject to deduction of statutorily required amounts, including but not limited to, withholding for federal, state and local income taxes, and amounts payable by employees of Employer for employee benefits.”
Executive, by executing this Amendment, agrees that the Reduction and amendment of Section 5(a) of the Agreement as provided in this Amendment are immaterial under Section 5(a) of the Agreement and shall not constitute Good Reason under the Agreement, and Executive waives any claims or rights he may have as a result of the Reduction and the amendment of Section 5(a); provided, however, that Employee reserves the right to consider whether further diminution to the Base Annual Salary during the calendar year 2015 along with this Reduction may constitute Good Reason under the Agreement without limiting the other requirements in the Agreement for Executive to terminate his employment for Good Reason, including the notice provisions in Section 6(e).

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement effective as of April 5, 2015.

EXECUTIVE

Signature: ________________________

Date: ____________________________

EMPLOYER:

Tesco Corporation

By: ____________________________

Date: ____________________________